Exhibit 99.1

SECOND AMENDMENT

A.G. EDWARDS, INC.

EXCESS PROFIT SHARING

DEFERRED COMPENSATION PLAN

2002 RESTATEMENT

The A.G. Edwards, Inc. Excess Profit Sharing Deferred Compensation Plan (the “Plan”) was originally effective beginning with the 1983 calendar year. The Plan has been amended from time to time, most recently in the form of a restated plan document dated August 22, 2002 (the “2002 Restatement”) and a First Amendment to such Restatement.

A.G. Edwards, Inc. now wishes to amend the Plan.

NOW THEREFORE, the Plan is hereby amended as follows:

1.	The first paragraph of existing Paragraph 6 is restated as follows:

Plan Year Account Return Options – Post 1986. On and after June 1, 2000, participants may base the return of a post-1986 Plan Year Account on the performance of one or a combination of securities (the “Funds”) designated from time to time by the Investment Committee. Participants will have no ownership interest in the Funds, but their Plan Year Account balance shall increase or decrease based on the performance of the designated Fund(s). The Funds’ performance will be determined by industry acceptable performance measurement standards as determined by the Investment Committee. Effective December 26, 2001, the broker call rate is eliminated as a basis for determining the return for any unvested Plan Year Account.

The Investment Committee in its sole discretion may from time to time add or delete Funds or other return options from the list of Funds or other return options which participants may base the return for a Plan Year Account.

2.	The following paragraph is added as the second to last paragraph of existing Paragraph 9:

Vesting After Age 65. The full amount credited to the B Account of the participant shall become fully vested on December 31 of the year in which the participant attains sixty-five (65) years of age and all subsequent amounts credited to the B Account of the participant shall vest on December 31 of the year awarded in which the amount is credited to the B Account.

3.	The last paragraph of Paragraph 9 is restated as follows:

Accelerated Vesting at Normal Retirement. Upon the Termination of Employment of the participant on or after the participant attains age sixty-five (65) years of age, the unvested balance of the B Account of the participant shall become fully vested upon the first anniversary of such Termination of Employment regardless of the number of years of service of the participant at such time. In the event a participant who so retires subsequently engages in competition, as defined in Paragraph 23 of this Plan, the B Account balance of the participant that is not fully vested at the time the participant first so engages in competition shall be forfeited, unless the participant is rehired by the Company on or before the first anniversary of his or her retirement date. The balance credited to the B Account of a participant that becomes fully vested after the participant so retires shall (so long as the participant is not rehired) be paid as such time or times provided below as if the participant had incurred a Termination of Employment on the day the B Account becomes fully vested.

4.            Change the heading of existing Paragraph 11 to read: Payment of A Accounts -- Pre-1999 Plan Years.

5.	Add Paragraph 12 as follows and renumber remaining Paragraphs as applicable:

Payment of A Accounts – Post 1998 Plan Years.

Normal Time of Payment. Benefits payable under this Plan attributable to a Plan Year A Account shall become payable upon vesting and paid as soon as administratively practical after such time; provided that Benefits for a Plan year of a participant who incurs a Termination of Employment after attaining sixty-five (65) years of age shall become payable one (1) year after the Termination of Employment. Subject to the deferral election provisions below, such benefits shall be paid to the participant in one-lump sum payment as soon as practical after such time.

Upon Termination of Employment of a participant after the participant attains age fifty-five (55); or after the combination of full years of age plus full years of service of the participant exceeds 70, but before the participant attains sixty-five (65) years of age (“early retirement”), the balance credited to a Plan Year A Account of the participant that becomes fully vested after the participant takes early retirement shall (so long as the participant is not rehired) become payable upon vesting and paid as soon as administratively practical after such time.

General Deferral Election. A participant may elect to defer payment of a Plan Year A Account balance in a lump sum payment for a period of at least five (5) years from the normal time of payment. Such an election shall be made no later than twelve (12) months before the normal time of payment. A participant may again elect a further deferred payment date that is at least five years later than the previously scheduled payment date. Such a subsequent election also shall be made no later than twelve (12) months before the previously scheduled payment date.

Election Procedures. An election to defer a benefit pursuant to this Paragraph must be delivered to the Plan Administrator at such time and in such form and manner as is acceptable to the Plan Administrator. An election shall be irrevocable after the deadline for making such election. A participant may elect a payment with respect to each Plan Year A Account independently of any other Plan Year A Account.

A payment scheduled to be made after the end of a Plan Year shall be made as soon as administratively practicable after the end of the year.

Notwithstanding any of the payment provisions noted in this Paragraph, a participant will receive payment of all vested monies the earlier of 1) 5 years following termination of employment; or 2) his or her scheduled fixed payment date.

6.	Existing Paragraph 12 is restated as follows:

13.	Payment of B Accounts.

Normal Time of Payment. The vested portion of the B Account shall become payable on the date such portion becomes vested in accordance with Paragraph 9 or 10, whichever is applicable, and shall be paid in a lump sum payment as soon as administratively practicable after such time.

Age 65 Deferral Election. Provided the participant is employed by the Company, the participant may elect to defer payment of his or her B Account balance in a lump sum payment for a period of at least five (5) years from the normal time of payment. Such an election shall be made no later than twelve (12) months prior to the normal time of payment.

Election Procedures. An election to defer pursuant to this Paragraph must be delivered to the Plan Administrator at such time and in such form and manner as is acceptable to the Plan Administrator. An election shall be irrevocable after the deadline for making such election.

Notwithstanding any of the payment provisions noted in this Paragraph, a participant will receive payment of all vested monies the earlier of 1) 5 years following termination of employment; or 2) his or her scheduled fixed payment date.

7.	The first paragraph of existing Paragraph 14 is restated as follows:

Payment Upon Death. In the event of the death of a participant, the entire balance credited to all Accounts of the participant at the time of the death of the participant shall be paid to the beneficiary in a single lump sum as soon as administratively practical after the death of the participant as determined by the Plan Administrator in its sole discretion.

8.	The following is added as the second paragraph to existing Paragraph 16:

The Plan Administrator may adopt policies and procedures necessary or advisable to implement the Treasury Department’s temporary regulations relating to the American Jobs Creation Act of 2004 (the “2004 Act”). The Executive Committee of A.G. Edwards, Inc. may approve any Plan amendments necessary or advisable to implement such temporary regulations of the 2004 Act.

9.	Add Paragraph 19 as follows:

Investment Committee. The Plan Administrator shall appoint an Investment Committee to serve at its pleasure. The members of the Investment Committee may be a corporation (including the Sponsor), one or more individuals or any combination of the above. The Plan Administrator may change such appointments from time to time provided that such changes are published to the extent of enabling interested parties to ascertain the person or persons responsible for operating the Plan.

In the absence of such an appointment, the Compensation Committee of A.G. Edwards & Sons, Inc. shall serve as the Investment Committee.

Any member serving on the Investment Committee may, but need not, be an employee, and may, but need not, be a participant. Any member shall serve, in the case of natural persons until his death, resignation or removal and in the case of a corporation until its liquidation, resignation or removal. The Compensation Committee of A.G. Edwards & Sons, Inc. in its sole discretion, may remove any member of the Investment Committee at any time. A member serving on the Investment Committee may resign by delivering a written resignation to the Compensation Committee of A.G. Edwards & Sons, Inc.

All resolutions and other actions of the Investment Committee may be adopted and effected by a majority of a quorum of the Investment Committee at the time of such action. A quorum of the Investment Committee shall be comprised of no fewer than fifty percent (50%) of the members then serving. An action of the Investment Committee also shall be valid if concurred in by unanimous written consent in lieu of a meeting. A member may participate in a meeting by means of a conference telephone or similar communications equipment.

The Investment Committee may appoint one or more of its members to carry out any particular duty or duties or to execute any and all documents. Any documents so executed shall have the same effect as if executed by all such persons. Such appointment shall be made by an instrument in writing that specifies which duties and powers are so allocated and to whom each such duty or power is so allocated.

IN WITNESS WHEREOF, the undersigned as Secretary of A.G. Edwards, Inc. hereby certifies that this
Second Amendment was duly adopted by A.G. Edwards, Inc.

By: /s/ Douglas L. Kelly

Title: Corporate Secretary